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                                                                EXHIBIT (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payer.

                                              GIVE THE                                                       GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                  SOCIAL SECURITY             FOR THIS TYPE OF ACCOUNT:              IDENTIFICATION
                                             NUMBER OF--                                                       NUMBER OF--
------------------------------------------------------------------    --------------------------------------------------------------

1.  An individual's account        The individual                      8.  Sole proprietorship        The owner(4)
                                                                           account

2.  Two or more individuals        The actual owner of the             9.  A valid trust, estate,     The legal entity (do not
    (joint account)                account or, if combined                 or pension trust           furnish the identifying
                                   funds, the first individual on                                     number of the personal
                                   the account(1)                                                     representative or trustee
                                                                                                      unless the legal entity itself
                                                                                                      is not designated in the
                                                                                                      account title)(5)

3.  Husband wife (joint            The actual owner of the             10.  Corporate account         The corporation
    account)                       account or, if joint funds,
                                   either person(1)

4.  Custodian account of a mi-     The minor(2)                        11.  Religious, charitable,    The organization
    nor (Uniform Gift to Minors                                             or educational organi-
    Act)                                                                    zation account

5.  Adult and minor (joint ac-     The adult or, if the minor is       12.  Partnership account       The partnership
    count)                         the only contributor, the                held in the name of the
                                   minor(1)                                 business

6.  Account in the name of         The ward, minor, or incom-          13.  Association, club, or     The organization
    guardian or committee for a    petent person(3)                         other tax-exempt orga-
    designated ward, minor, or                                              nization
    incompetent person

7.  a.  A revocable savings        The grantor-trustee(1)              14.  A broker or registered    The broker or nominee
        trust account (in which                                             nominee
        grantor is also trustee)

    b.  Any "trust" account        The actual owner(1)                 15.  Account with the De-      The public entity
        that is not a legal or                                              partment of Agricul-
        valid trust under State                                             ture in the name of a
        law                                                                 public entity (such as a
                                                                            State or local govern-
                                                                            ment, school district,
                                                                            or prison) that receives
                                                                            agricultural program
                                                                            payments
------------------------------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE
      CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entitites), or Form W-7 for International
Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING PENALTIES

Payees specifically exempted from backup withholding on ALL payments include the following:*

 .  A corporation.
 .  A financial institution.
 .  An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
 .  The United States or any agency or instrumentality thereof.
 .  A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
 .  A foreign government or a political subdivision, agency or instrumentality thereof.
_______________
* Unless otherwise noted herein, all references to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.

 .  An international organization or any agency or instrumentality thereof.
 .  A registered dealer in securities or commodities registered in the United
   States or a possession of the United States.
 .  A real estate investment trust.
 .  A common trust fund operated by a bank under section 584(a).
 .  An entity registered at all times during the tax year under the Investment
   Company Act of 1940.
 .  A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one nonresident partner.
 .  Payments of patronage dividends where the amount received is not paid in money.
 .  Payments made by certain foreign organizations.
 .  Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.
 .  Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 .  Payments described in section 6049(b)(5) to non-resident aliens.
 .  Payments on tax-free covenant bonds under section 1451.
 .  Payments made by certain foreign organizations.
 .  Payments made to a nominee.

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EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID
POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICES. Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identifi cation number to a payer. Certain penalties may also apply.


PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.-- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING.-- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.-- If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.